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Exhibit (a)(1)(vi)

        EMERGENT CAPITAL, INC.

SUPPLEMENT NO. 1 TO THE OFFER TO EXCHANGE

any and all of its Outstanding $74,220,450 8.50% Senior Unsecured Convertible Notes due 2019 for its
$74,220,450 5.00% Senior Unsecured Convertible Notes due 2023
AND
THE SOLICITATION OF CONSENTS
AND
A RIGHTS OFFERING
to Subscribe for up to 40,000,000 Shares of Common Stock

CUSIP 452834AE4
CUSIP 29102NAB1 (PIK notes)

        The Exchange Offer, Consent Solicitation and Rights Offering will expire at 5:00 p.m., New York City time, on June 12, 2017 unless extended by Emergent Capital, Inc. (the "Company"). Holders of the Company's 8.50% Senior Unsecured Convertible Notes due 2019 (the "Old Notes") who have already validly tendered their Old Notes need not take any additional action to receive the consideration in the exchange offer. Holders of Old Notes who wish to tender but have not yet done so should follow the instructions set forth in Offer to Exchange and the accompanying Letter of Transmittal. Holders may withdraw their previously tendered Old Notes at any time at or prior to the Expiration Date (as defined in the Offer to Exchange). The Rights Offering will expire on the Expiration Date.

        On April 18, 2017 (the "Launch Date"), Emergent Capital, Inc. (the "Company" or "Emergent") commenced an offer to exchange (the "Exchange Offer") all of its outstanding 8.50% Senior Unsecured Convertible Notes due 2019 (the "Old Notes"), including the $74,220,450 aggregate principal amount outstanding on the Launch Date and an additional principal amount of Old Notes deemed outstanding for purposes of the Exchange Offer equal to accrued and unpaid interest on all Old Notes tendered in the Exchange Offer through and excluding the Settlement Date (as defined below). For each $1,000 principal amount of Old Notes validly tendered, not withdrawn and accepted for exchange in the Exchange Offer, and for the requisite consents validly delivered (and not withdrawn) in the Consent Solicitation, holders of Old Notes will receive (a) $1,000 principal amount of our 5.00% Senior Unsecured Convertible Notes due 2023 (the "New Unsecured Notes"), and (b) the right to subscribe in a rights offering (the "Rights Offering") for 500 shares of our $0.01 par value common stock (the "Common Stock" and such shares issuable in connection with the Rights Offering, the "Rights Offering Common Stock") at a price of $0.20 per share.

        The terms and conditions of the Exchange Offer are set forth in the Company's Offer to Exchange dated April 18, 2017 (the "Original Offer to Exchange"). By this Supplement No. 1, the Company amends and supplements the Original Offer to Exchange pursuant to the terms and conditions of this Supplement No. 1. Except as amended by this Supplement No. 1, all terms and conditions of the Exchange Offer remain unchanged and effective in all respects. This Supplement No. 1 should be read in conjunction with the Original Offer to Exchange. As of and after the date of this Supplement No. 1, any reference to the "Offer to Exchange" shall be deemed to be a reference to the Original Offer to Exchange dated April 18, 2017 as amended and supplemented by this Supplement No. 1. Any capitalized term used in this Supplement No. 1 and not defined in this Supplement No. 1 shall have the meaning set forth in the Original Offer to Exchange. To the extent that any information or amendment contained in this Supplement No. 1 is inconsistent with the information in the Original Offer to Exchange, the information and amendments set forth in this Supplement No. 1 shall control.

        NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE EXCHANGE OFFER,

CONSENT SOLICITATION AND RIGHTS OFFERING OR PASSED UPON THE FAIRNESS OR MERITS OF THE EXCHANGE OFFER, CONSENT SOLICITATION AND RIGHTS OFFERING OR THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THE OFFER TO EXCHANGE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

        WE HAVE NOT AUTHORIZED ANY PERSON TO MAKE ANY RECOMMENDATION ON OUR BEHALF AS TO WHETHER OR NOT YOU SHOULD PARTICIPATE IN, AND TENDER YOUR OLD NOTES PURSUANT TO, THE EXCHANGE OFFER.

        We are relying on Section 3(a)(9) of the Securities Act of 1933, as amended (the "Securities Act"), to exempt the Exchange Offer from the registration requirements of the Securities Act. We have no contract, arrangement or understanding relating to the payment of, and will not, directly or indirectly, pay, any commission or other remuneration to any broker, dealer, salesperson, agent or other person for soliciting tenders in the Exchange Offer. No person is engaged or authorized to express any statement, opinion, recommendation or judgment with respect to the relative merits and risks of the Exchange Offer.

        THE NAME, ADDRESS AND PHONE NUMBER OF THE INFORMATION AND EXCHANGE AGENT FOR THE EXCHANGE OFFER IS INDICATED ON THE BACK COVER OF THIS SUPPLEMENT NO. 1.

The date of this Supplement No. 1 to the Offer to Exchange is May 26, 2017.

 INFORMATION IN THE ORIGINAL OFFER TO EXCHANGE

        The Original Offer to Exchange includes important information about Emergent and the Exchange Offer, Consent Solicitation and Rights Offering that we have not repeated in this Supplement No. 1. You are strongly encouraged to read the Original Offer to Exchange as well as this Supplement No. 1 carefully. Among other things, the Original Offer to Exchange describes the terms and conditions of the Exchange Offer, Consent Solicitation and Rights Offering, and it discloses risk factors you should consider in determining whether to tender your Old Notes in the Exchange Offer. It also includes certain sections referenced herein.

        Except as otherwise set forth in this Supplement No. 1, the terms and conditions set forth in the Original Offer to Exchange and the Letter of Transmittal remain applicable to the Exchange Offer, Consent Solicitation and Rights Offering and remain effective in all respects. To the extent that any information or amendment contained in this Supplement No. 1 is inconsistent with the information in the Original Offer to Exchange, the information and amendments set forth in this Supplement No. 1 shall control.

 AMENDMENTS TO THE OFFER TO EXCHANGE

        The Offer to Exchange is amended as follows.

1.
Expiration Date

        Emergent announced via press release on May 15, 2017 that it had extended the Expiration Date of the Exchange Offer until 5:00 p.m., New York City time, on June 12, 2017, unless the Company further extends the Expiration Date. On May 16, 2017, Emergent filed its Amendment No. 1 to its Schedule TO also disclosing the extension of the Expiration Date. The Exchange Offer was previously scheduled to expire at 5:00 p.m., New York City time, on May 16, 2017. All references to the Expiration Date in the Offer to Exchange are hereby amended to extend the Expiration Date until 5:00 p.m., New York City time, on June 12, 2017.

2.
Cover Page; Other Subordinated Indebtedness

        The fourth paragraph of the Cover Page is amended to add a new sentence at the end thereof which reads as follows: "As of the date of this Offer to Exchange, there is no indebtedness of the Company that is expressly subordinated to the New Unsecured Notes."

3.
Important Information about this Offering Memorandum

        The final two sentences of the first paragraph under the caption "Important Information About This Offering Memorandum" have been deleted. As a result, holders of Old Notes do not need to keep confidential information about United States federal income tax treatment or tax structure related to the Exchange Offer to the extent needed to enable a person to comply with applicable securities laws. The first sentence of the fifth paragraph is amended to add the words, "Consent Solicitation and Rights Offering" after the words "Exchange Offer."

4.
Cautionary Note Regarding Forward-Looking Statements

        The first paragraph under the caption "Cautionary Note Regarding Forward-Looking Statements" is deleted and is amended to read in its entirety as follows:

        "This Offer to Exchange and the documents and reports that we have filed with the U.S. Securities and Exchange Commission, or the SEC, that are incorporated herein by reference contain forward-looking statements which may fall within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Pursuant to Section 21E(b)(2) of the Exchange Act, any forward-looking statement made in connection with a tender offer is not subject to the protections of Section 21E of the Exchange Act."

5.
Questions and Answers about the Exchange Offer, the Consent Solicitation and the Rights Offering

a.
The following additional question and answer is added as the second question and answer under the caption "Exchange Offer and Consent Solicitation":

          Who may participate in the Exchange Offer and Consent Solicitation?

          Any holder of our Old Notes may participate in the Exchange Offer and Consent Solicitation. We are making the Exchange Offer and Consent Solicitation in reliance on an exemption from registration under Section 3(a)(9) of the Securities Act. As a result, a holder of our Old Notes need not be an accredited investor or qualified institutional buyer to participate in the Exchange Offer and Consent Solicitation.

  b.
  The following additional question and answer is added as the fifth question and answer under the caption "Exchange Offer and Consent Solicitation":

          Are the securities subject to the Exchange Offer traded in an active trading market?

          No. The Old Notes are not listed on a national securities exchange nor are they quoted on an inter-dealer quotation system of a registered national securities association. To the Company's knowledge, no active trading market in the Old Notes exists.

  c.
  The following additional questions and answers are added as the ninth, tenth, eleventh and twelfth questions and answers under the caption "Exchange Offer and Consent Solicitation":

          What amount of Old Notes, in aggregate principal amount and as a percentage of the entire class of Old Notes, does the Company, any associate of the Company and any majority-owned subsidiary of the Company own of record and beneficially?

          None.

          What amount of Old Notes, in aggregate principal amount and as a percentage of the entire class of Old Notes, does any executive officer of the Company, any director of the Company, any person controlling the Company, and any executive officer or director of any corporation or other person ultimately in control of the Company own of record and beneficially?

          Two members of the Company's Board of Directors (Messrs. Dakos and Goldstein) are affiliated with Bulldog Investors, LLC, who purchased $9.2 million of Old Notes. The percentage of the entire class of Old Notes represented by the Old Notes held by Bulldog Investors, LLC is approximately 12.4%.

          During the sixty day period immediately preceding the launch of the Exchange Offer, has any of the following participated in any transaction involving the Old Notes: the Company, any executive officer of the Company, any director of the Company, any person controlling the Company, and any executive officer or director of any corporation or other person ultimately in control of the Company?

          Neither the Company nor any of its executive officers has engaged in any transaction involving the Old Notes during the sixty day period immediately preceding the launch of the Exchange Offer. To the Company's knowledge, no person controlling the Company, none of its directors, and no executive officer or director of a corporation or other person ultimately in control of the Company has engaged in any transaction involving the Old Notes during the sixty day period immediately preceding the launch of the Exchange Offer.

          During the sixty day period immediately preceding the launch of the Exchange Offer, has any of the following participated in any transaction involving the Old Notes: any subsidiary of the Company, any executive officer of a subsidiary of the Company and any director of a subsidiary of the Company?

          No.

  d.
  The following questions and answers under the caption Exchange Offer and Consent Solicitation are amended as follows:

          Why are you making the Exchange Offer?

          The following sentence is added at the end of the fifth principal bullet point concerning the Lamington Road Special Dividend to read as follows: "If we, PJC and the White Eagle lenders cannot agree on the amount of the Special Dividend, Lamington Road will not pay the Special Dividend."

          If I tender my Old Notes, may I withdraw my tender?

          The word "Date" replaces the word "Time" in the answer to this question.

          A final sentence is added to the answer to this question to read as follows: "In addition, under applicable federal securities law, if the Company has not accepted for payment tendered Old Notes, then you may also withdraw your tendered Old Notes and revoke the related consents after the fortieth (40th) business day after the commencement of the Exchange Offer."

          Is the Exchange Offer and Consent Solicitation subject to any other conditions?

          The first paragraph of the answer to this question is amended to read as follows: "Yes. The Exchange Offer is subject to the consummation of the Transactions as defined in the Master Transaction Agreements (as defined below under "Recent Developments") and the other conditions described under "Conditions of the Exchange Offer, Consent Solicitation and Rights Offering.""

          The third paragraph of the answer to this question is amended to read as follows: "We have the right to terminate or withdraw the Exchange Offer and Consent Solicitation if any of the applicable conditions described under "Conditions of the Exchange Offer, Consent Solicitation and Rights Offering" are not satisfied or waived at or prior to the Expiration Date."

          Will the New Unsecured Notes issued in the Exchange Offer and the shares of common stock issuable upon conversion of the New Unsecured Notes be freely tradable?

          The final paragraph of the response is deleted and replaced in its entirety with the following:

          New Unsecured Notes will be issued under CUSIPs that will distinguish among $1,000 denominated New Unsecured Notes and $1 denominated New Unsecured Notes and among New Unsecured Notes issued in exchange for Old Notes originally issued to qualified institutional buyers, accredited investors, those who purchased in offshore transactions under Regulation S and other holders.

          Under what circumstances can the Exchange Offer and Consent Solicitation be extended, amended or terminated?

          The last sentence of the first paragraph of the answer to this question is deleted and replaced with the following: "During any extension of the Exchange Offer or Consent Solicitation, all Old Notes previously tendered and not validly withdrawn will remain subject to the Exchange Offer and all consents previously delivered will remain subject to the Consent Solicitation and may, subject to the terms and conditions of the Exchange Offer, Consent Solicitation and Rights Offering, be accepted by us."

          The second sentence of the second paragraph of the answer to this question is deleted and replaced with the following: "We reserve the right, subject to applicable law and with the prior written consent of PJC, to:

    •
    waive any and all of the conditions of the Exchange Offer, Consent Solicitation and Rights Offering (other than receipt of the Requisite Consents) at or prior to the Expiration Date; and

    •
    amend the terms of the Exchange Offer, Consent Solicitation and Rights Offering."

          How will I be notified if the Exchange Offer and Consent Solicitation is extended, amended or terminated?

          The response to this question is deleted and replaced in its entirety with the following:

          Any extension, termination or amendment of the Exchange Offer and Consent Solicitation will be followed promptly by announcement thereof. An announcement in the case of an extension will be issued no later than 9:00 a.m., New York City time, on the next business day following the previously scheduled Expiration Date. To the extent that any information set forth in the Company's Schedule TO has changed materially, the Company will file an amendment to its Schedule TO promptly. Without limiting the manner in which we may choose to make any public announcement and subject to applicable law, we will have no obligation to publish, advertise or otherwise communicate any public announcement other than by issuing a press release.

          How do I tender my Old Notes for exchange in the Exchange Offer and deliver Consents in the Consent Solicitation?

          The second paragraph of the answer to this question is amended to read as follows:

          Custodial entities that are participants in DTC and that hold of record on behalf of non-retail holders of Old Notes must tender Old Notes and deliver Consents through DTC's Automated Tender Offer Program, or "ATOP," by which the custodial entity and the beneficial owner on whose behalf the custodial entity is acting agree to be bound by the consent and letter of transmittal. A consent and letter of transmittal need not be completed and submitted in connection with tenders effected through ATOP. Custodial entities that are participants in DTC and that hold of record on behalf of retail beneficial holders of our Old Notes may be able to exchange securities in the Exchange Offer using a DWAC instruction to debit the Old Notes held by that custodian through DTC and by exchanging securities with the Information and Exchange Agent through procedures established by the Information and Exchange Agent and by an additional DWAC instruction crediting New Unsecured Notes and any Old Notes which were not exchanged to an appropriate DTC account.

  e.
  The following questions and answers under the caption The Rights Offering are amended as follows:

          Who may participate in the Rights Offering?

          Only a holder as of April 18, 2017 of our Old Notes who is an accredited investor, and certifies in the consent and letter of transmittal its accredited investor status, may participate in the Rights Offering. Because a qualified institutional buyer is an accredited investor, a qualified institutional buyer, who held Old Notes as of April 18, 2017 and who certifies its status in the consent and letter of transmittal, may also participate in the Rights Offering.

6.
Risk Factors

        The risk factor "You may not receive consideration in the Exchange Offer if procedures for the Exchange Offer are not followed." is amended to add the words ", Consent Solicitation and Rights Offering" after the words "Exchange Offer" in the first sentence of the narrative explanation.

7.
Conditions of the Exchange Offer, Consent Solicitation and Rights Offering

        A new section to the Offer to Exchange is added immediately following the Risk Factors section under the title "CONDITIONS OF THE EXCHANGE OFFER, CONSENT SOLICITATION AND RIGHTS OFFERING" to read in its entirety as follows:

CONDITIONS OF THE EXCHANGE OFFER, CONSENT SOLICITATION AND RIGHTS OFFERING

        Notwithstanding any other provisions of the Exchange Offer, the Consent Solicitation and the Rights Offering, we will not be required to accept for exchange or to exchange Old Notes validly tendered (and not validly withdrawn) pursuant to the Exchange Offer and the Consent Solicitation, and we will not be required to honor any subscription for Rights Offering Common Stock and issue any Rights Offering Common Stock, and we may, in our sole discretion, terminate, amend or extend the Exchange Offer and Rights Offering, and we may be entitled to delay doing any of the foregoing, if any of the following conditions is not satisfied or waived (with the prior written consent of PJC) at or prior to the Expiration Date:

  •
  no action shall have been taken or, to our knowledge, threatened by the SEC that would have the purpose or effect of enjoining our ability to consummate any of the Transactions including, without limitation, any stop order with respect to the Exchange Offer, Consent Solicitation or Rights Offering;

  •
  the Minimum Tender Condition;

  •
  satisfaction of the terms and conditions of, and the obligations and agreements under or contemplated by, the Master Transaction Agreements by the parties thereto other than Emergent;

  •
  the receipt of the Requisite Consents in the Consent Solicitation;

  •
  no statute, rule, regulation, judgment, order or injunction shall have been promulgated, entered, enforced, enacted, issued or deemed applicable to the Exchange Offer by any federal, state or local governmental authority or court that directly or indirectly (a) prohibits or makes illegal the acceptance for payment, payment for or purchase of some or all of the Old Notes or the consummation of the Exchange Offer, Consent Solicitation or the Rights Offering (b) prohibits, makes illegal or restricts our ability to solicit consents to the Proposed Amendments, (c) results in a delay or restricts our ability to, or renders us unable to, accept for payment, pay for or purchase some or all of the Old Notes, or (d) results in a delay or restricts our ability to, or renders us unable to, accept any subscription for the Rights Offering Common Stock or issue all or any portion of the Rights Offering Common Stock;

  •
  none of the following shall have occurred: (a) any material suspension or material limitation of trading in securities generally on any securities exchange in the United States, (b) a material impairment in the trading market for debt securities that could alter the Exchange Offer, (c) any limitation (whether or not mandatory) by any government or governmental, administrative or regulatory authority or agency on, or other event that might materially and adversely affect the extension of credit by, banks or other lending institutions in the United States, (d) any banking moratorium declared by U.S. federal authorities, (e) any major disruption of settlements of securities in the United States, (f) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by the U.S. Congress or any other national or international calamity or emergency if, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with the Exchange Offer or the Consent Solicitation or (g) in the case of any of the foregoing existing at the time of the commencement of the Exchange Offer and Consent Solicitation, a material acceleration or worsening thereof;

  •
  there shall be no threatened, as determined by us in our reasonable discretion, or pending action, proceeding or counterclaim brought by any federal, state or local governmental, regulatory or administrative agency or authority, court, legislative body, commission, or any other third party, seeking to restrain or prohibit the consummation of the Exchange Offer, the Consent Solicitation or the Rights Offering or otherwise seeking to obtain any material damages as a result thereof; and

  •
  there shall have not occurred or be likely to occur any event affecting our business, operations, properties, condition (financial or otherwise), assets, liabilities or prospects taken as a whole that would prohibit, prevent, or delay in any material respect consummation of the Exchange Offer, Consent Solicitation or the Rights Offering.

        In addition, our obligation to pay the consideration in the Exchange Offer is conditioned upon our acceptance of Old Notes for exchange and the effectiveness of the Supplemental Indenture containing the Proposed Amendments pursuant to the Exchange Offer and Consent Solicitation.

        As a result of the execution and delivery of a seventh Master Transaction Agreement on or about May 12, 2017, holders of Old Notes representing more than 98% of the aggregate principal amount of Old Notes have agreed to participate in the Exchange Offer and Consent Solicitation. As a result, the Company expects that the Minimum Tender Condition will be satisfied. If a holder of Old Notes party to a Master Transaction Agreement should fail to comply with its obligations under its Master Transaction Agreement to exchange all of its Old Notes in the Exchange Offer and deliver its related consents, then the Minimum Tender Condition may not be satisfied.

        These conditions are for our benefit and we may assert or waive these conditions (other than receipt of the Requisite Consents), in whole or in part at any time and from time to time prior to the Expiration Date, in our sole discretion except that, pursuant to the Master Transaction Agreements, we must obtain the prior written consent of PJC to waive any conditions. Under the Exchange Offer and the Consent Solicitation, if any of these events occur, subject to the termination rights described above, we may (i) return Old Notes tendered thereunder to you, (ii) reject any subscription for Rights Offering Common Stock, (iii) extend the Exchange Offer, Consent Solicitation or Rights Offering and retain all tendered Old Notes until the expiration of the extended Exchange Offer, or (iii) amend the Exchange Offer, Consent Solicitation or Rights Offering in any respect by giving oral or written notice of such amendment to the Information and Exchange Agent and making public disclosure of such amendment to the extent required by law. We also have the right to waive any condition precedent to the Exchange Offer and Consent Solicitation (other than receipt of the Requisite Consents), with the prior written consent of PJC.

        We have not made a decision as to what circumstances would lead us to waive any such condition, and any such waiver would depend on circumstances prevailing at the time of such waiver. Although we have no present plans or arrangements to do so, we reserve the right to amend, at any time, the terms of the Exchange Offer, Consent Solicitation and Rights Offering. We will give holders notice of such amendments as may be required by applicable law.

        In addition, PJC has the right to terminate its Master Transaction Agreement if the Transactions have not closed on or before August 31, 2017, and the parties to the Master Transaction Agreements (other than PJC and the Company) have the right to terminate the Master Transaction Agreements if the Transactions have not closed on or before September 30, 2017, and if any such termination were to occur, then we would be obliged to terminate the Exchange Offer, Consent Solicitation and Rights Offering.

8.
Description of Existing Indebtedness

        A new subsection is added at the end of the section entitled "Description of Existing Indebtedness" under the caption "PJC Bridge Note" to read in its entirety as follows:

  PJC Bridge Note

        The Company entered into on May 15, 2017 a $1.5 million Promissory Note (the "Bridge Note") with PJC to provide financing to fund the Company's continued operations. The Bridge Note matures on July 3, 2017. Under the Bridge Note, PJC will advance funds to the Company upon its request as long as (i) the aggregate amount of outstanding advances under the Bridge Note does not exceed $1.5 million and (ii) the Company's proposed use of proceeds for such advance is reasonably acceptable to PJC. Advances under the Bridge Note bear interest at an annual rate of 15%. The Bridge Note contains certain affirmative and negative covenants customary for bridge financing facilities of this type.

        The Bridge Note includes certain default provisions customary to bridge financing facilities of this type which are subject to customary grace periods, including, among others, (i) defaults related to payment failures; (ii) failure to comply with covenants; (iii) any material misrepresentation of fact made or deemed made by or on behalf of the Company; (iv) failure by the Company to comply with any of its obligations under any Master Transaction Agreement; (v) defaults in payment of any indebtedness of the Company that continues after the applicable grace or cure period; (vi) bankruptcy and related events; and (vii) change of control without the prior written consent of PJC. Default interest accrues at an annual rate of 17%.

        In consideration for the Bridge Note and pursuant to a fee letter agreement by and between the Company and PJC dated May 15, 2017, the Company agreed to pay an additional termination fee equal to $1.5 million in the event that the Company becomes obligated to pay certain termination fees pursuant to certain termination provisions under the Master Transaction Agreements.

        The foregoing description of the Bridge Note is a summary only and is qualified in its entirety by reference to the full text of the Bridge Note, which has been filed as an Exhibit to the Company's Schedule TO-1/A filed with the SEC on May 26, 2017, and which is incorporated by reference into this Offer to Exchange.

9.
Incorporation of Documents by Reference

        The second paragraph of the section entitled "INCORPORATION OF DOCUMENTS BY REFERENCE" is hereby deleted. As a result, the Company is not forward incorporating by reference any of its filings with the SEC made pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act. Information in such filings must be affirmatively and expressly incorporated by reference into the Offer to Exchange by Emergent in order for that information to update or supersede any information set forth in the Offer to Exchange.

        The last sentence of the first paragraph is deleted and replaced with the following:

        The following documents filed with the SEC are incorporated by reference in this Offer to Exchange:

  •
  Our Annual Report on Form 10-K, for the fiscal year ended December 31, 2016;

  •
  Our preliminary proxy statement, as amended, filed on April 12, 2017 and our preliminary proxy statement filed on April 18, 2017;

  •
  Our Current Reports on Form 8-K, as filed with the SEC on January 4, 2017 (excluding Item 7.01), April 12, 2017 (excluding Item 7.01), two separate Current Reports on Form 8-K each filed March 17, another filed March 21, 2017, and another filed May 15, 2017;

  •
  Our Quarterly Report on Form 10-Q filed on May 15, 2017;

  •
  Our First Amendment to Schedule TO filed May 16, 2017; and

  •
  Exhibit (b)(3) to our Schedule TO-I/A filed May 26, 2017.

10.
Summary Pro Forma Consolidated Financial Information

        The Summary Selected Consolidated Financial Information set forth on page 23 of the offer to exchange is amended and supplemented by providing the additional financial information including:

  •
  Our unaudited and pro forma summary balance sheet for the quarter ended March 31, 2017;

  •
  Our audited and pro forma summary balance sheet for the fiscal year ended December 31, 2016;

  •
  Our unaudited and pro forma summary statement of operations for the quarter ended March 31, 2017;

  •
  Our audited and pro forma summary statement of operations for the fiscal year ended December 31, 2016; and

  •
  Our unaudited and pro forma consolidated ratio of earnings to fixed charges for the quarter ended March 31, 2017.

        Readers are cautioned that the selected historical consolidated financial data as of and for the quarter ending March 31, 2017 is only a summary and does not provide all of the information contained in our unaudited historical consolidated financial statements for the quarter ending March 31, 2017, and readers are strongly advised to read the supplemental financial data which follows in conjunction with the financial information provided elsewhere in the Offer to Exchange including all financial information incorporated by reference into the Offer to Exchange including our audited financial statements for the years ending December 31, 2016, 2015, 2014, and 2013, together with the related notes, and with "Management's Discussion and Analysis of Financial Condition and Results of Operations" with respect to these fiscal years, which has also been incorporated by reference in the Offer to Exchange.

        The following table sets forth financial data as of the quarter ending March 31, 2017 and with respect to our fiscal year ending December 31, 2016 (i) on an actual basis and (ii) on an "as adjusted" basis to give effect on a pro forma basis to our entering into of all of the Transactions described in the offer to exchange including (1) the completion of the Exchange Offer (assuming 98% of the aggregate principal amount of outstanding Old Notes are exchanged in the Exchange Offer), (2) the completion of the Old Secured Notes Exchange Offer (assuming 100% of the aggregate principal amount of outstanding Old Notes are exchanged in the Old Secured Notes Exchange Offer), (3) the consummation of the Additional Private Placement, (4) the consummation of the PJC Common Stock Purchase, (5) the completion of the Common Stock Offering (assuming that the Common Stock Offering is 100% subscribed), (6) the issuance of the Warrant and (7) the payment of the Special Dividend. Debt is presented at the face value of the underlying debt.

 Emergent Capital, Inc.

UNAUDITED AND PRO FORMA CONSOLIDATED BALANCE SHEETS
FOR THE QUARTER ENDED MARCH 31, 2017

	March 31, 2017	March 31, 2017
	(Unaudited)	Adjusted
	(In thousands except share data)
ASSETS
Assets
Cash and cash equivalents(1)	$2,100	$42,100
Cash and cash equivalents (VIE)	15,923	15,923
Certificate of deposit	1,004	1,004
Prepaid expenses and other assets	2,601	2,601
Deposits—other	1,377	1,377
Life settlements, at estimated fair value	708	708
Life settlements, at estimated fair value (VIE)	505,964	505,964
Receivable for maturity of life settlements (VIE)	32,850	32,850
Fixed assets, net	208	208
Investment in affiliates	2,384	2,384

Total assets	$565,119	$605,119

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Accounts payable and accrued expenses	$3,873	$3,873
Accounts payable and accrued expenses (VIE)	683	683
Other liabilities	273	273
Interest payable—Convertible Notes	806	806
8.5% Convertible Notes, net of discount and deferred debt costs (Old Notes)(2)	65,002	1,230
5% Senior Unsecured Convertible Notes Due 2023 (New Notes)(3)	—	72,806
Interest payable—Senior Secured Notes	213	213
15% Senior Secured Notes, net of discount (Old Notes)	29,387	—
8.5% Senior Secured Notes Due 2021 (New Notes)(4)	—	40,000
White Eagle Revolving Credit Facility, at estimated fair value (VIE)	290,200	290,200

Total liabilities	390,437	410,084

Commitments and Contingencies
Stockholders' Equity
Common stock (par value $0.01 per share, 80,000,000 authorized; 29,021,844 issued and 28,413,844 actual;(4) 455,000,000 authorized; 186,521,844 issued and 185,913,844 outstanding, as adjusted)(7)	290	1,865
Preferred stock (par value $0.01 per share, 40,000,000 authorized; 0 issued and outstanding as of March 31, 2017 and December 31, 2016)	—	—
Treasury Stock, net of cost (608,000 shares as of March 31, 2017 and December 31, 2016)	(2,534)	(2,534)
Additional paid-in-capital(6)	307,760	337,684
Accumulated deficit(6)(7)	(130,834)	(141,980)

Total stockholders' equity	174,682	195,035

Total liabilities and stockholders' equity	$565,119	$605,119

BVPS	$6.15	$1.05
# of Shares Outstanding	28,413,844	185,913,844

(1)
Cash and cash equivalents for pro forma was adjusted by $40.0 million to reflect cash from issue of common stock of approximately $15.0 million, issue of Rights Offering Common Stock of approximately $8.0 million, issue of warrant of approximately $8.5 million, issue of New Senior

  Secured Notes of approximately $10.0 million offset by interest penalty paid for extinguishment of Old Senior Secured Notes of approximately $1.5 million.

(2)
The $1.2 million is shown net of embedded conversion options in the Notes which was separately accounted for under ASC 815 as well as debt issuance cost as required by ASC 835-30.

(3)
The $72.8 million shown is the face value of the New Unsecured Notes offered hereby. However, under ASC 470-20 and ASC 815, the bifurcation of an embedded derivative related to the conversion features of the New Unsecured Notes may be required and, accordingly, the carrying value of the New Unsecured Notes at issuance may be less than the face value of the New Unsecured Notes. Additionally, the amount excludes debt issuance cost as required by ASC 835-30.

(4)
The $40 million shown is the face value of the New Senior Secured Notes offered hereby and does not give effect to debt issuance cost as required by ASC 835-30.

(5)
The number of shares shown as issued and outstanding in the table above excludes:

•
shares of our common stock issuable upon conversion of the New Unsecured Notes offered hereby;

•
an aggregate of 605,227 shares of our common stock issuable upon the exercise of options outstanding as of March 31, 2017, having a weighted-average exercise price of $8.66 per share;

•
an aggregate of 4,240,521 shares of our common stock issuable upon the exercise of warrants outstanding as of March 31, 2017, having a weighted-average exercise price of $14.51 per share;

•
an aggregate of 265,212 shares of our common stock issuable upon the vesting of restricted stock unvested as of March 31, 2017; and

•
up to an aggregate of 2.0 million shares of common stock issuable upon the exercise of warrants to be issued pursuant to the class action litigation settlement with an exercise price of $10.75 and a term of five years.

(6)
The amount shown does not include impact of possible bifurcation of embedded derivative of New Unsecured Notes as required by ASC 470-20 and ASC 815.

(7)
The amount includes approximately $11.1 million associated with early extinguishment of the Old Unsecured Notes and the Old Senior Secured Notes inclusive of embedded derivative discount, debt issuance cost and prepayment penalty of 5% on the Old Senior Secured Notes.

 Emergent Capital, Inc.

UNAUDITED AND PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE QUARTER ENDED MARCH 31, 2017

	Three Months Ended March 31,
	2017	Adjusted
	(in thousands, except share and per share data)
Income
Change in fair value of life settlements	25,540	25,540
Other income	50	50

Total income	25,590	25,590

Expenses
Interest expense	7,535	7,535
Extinguishment of 8.5% Convertible Notes	—	9,034
Extinguishment of 15% Senior Secured Notes	—	2,113
Change in fair value of Revolving Credit Facilities	11,831	11,831
Personnel costs	1,085	1,085
Legal fees	995	995
Professional fees	1,604	1,604
Insurance	192	192
Other selling, general and administrative expenses	464	464

Total expenses	23,706	34,853

Income (loss) from continuing operations before income taxes	1,884	(9,263)
Benefit for income taxes	—	—

Net income (loss) from continuing operations	$1,884	$(9,263)

Discontinued Operations:
Income(loss) from discontinued operations	(189)	(189)
Benefit for income taxes	—	—

Net income (loss) from discontinued operations	$(189)	$(189)

Net income (loss)	$1,695	$(9,452)

Basic and diluted income (loss) per share:
Continuing operations	$0.07	$(0.05)
Discontinued operations	$(0.01)	$(0.00)

Net income (loss)	$0.06	$(0.05)

Weighted average shares outstanding:
Basic and Diluted	28,148,632	185,648,632

 Emergent Capital, Inc.

UNAUDITED SUMMARY CONSOLIDATED BALANCE SHEETS
FOR QUARTER ENDED MARCH 31, 2017

	March 31, 2017	March 31, 2017
	(Unaudited)	Adjusted
	(In thousands except share data)
Total assets	$565,119	$605,119

Total liabilities	390,437	410,084
Total stockholders' equity	174,682	195,035

Total liabilities and stockholders' equity	$565,119	$605,119

Book Value Per Share	$6.15	$1.05
Number of Shares Outstanding	28,413,844	185,913,844

 Emergent Capital, Inc.

UNAUDITED SUMMARY CONSOLIDATED STATEMENT OF OPERATIONS
FOR QUARTER ENDED MARCH 31, 2017

	Three Months Ended March 31,
	2017	Adjusted
	(in thousands, except share and per share data)
Total income	25,590	25,590
Total expenses	23,706	34,853

Income (loss) from continuing operations before income taxes	1,884	(9,263)
Benefit for income taxes	—	—

Net income (loss) from continuing operations	$1,884	$(9,263)

Discontinued Operations:
Income(loss) from discontinued operations	(189)	(189)
Benefit for income taxes	—	—

Net income (loss) from discontinued operations	$(189)	$(189)

Net income (loss)	$1,695	$(9,452)

Basic and diluted income (loss) per share:
Continuing operations	$0.07	$(0.05)
Discontinued operations	$(0.01)	$(0.00)

Net income (loss)	$0.06	$(0.05)

Weighted average shares outstanding:

Basic and Diluted	28,148,632	185,648,632

 Emergent Capital, Inc.

UNAUDITED AND PRO FORMA CONSOLIDATED BALANCE SHEETS
FOR FISCAL YEAR ENDED DECEMBER 31, 2016

	December 31, 2016	December 31, 2016
	(Audited)	Adjusted
	(In thousands except share data)
ASSETS
Assets
Cash and cash equivalents(1)	$2,246	$42,246
Cash and cash equivalents (VIE)	9,072	9,072
Certificate of deposit	6,025	6,025
Prepaid expenses and other assets	1,112	1,112
Deposits—other	1,347	1,347
Life settlements, at estimated fair value	680	680
Life settlements, at estimated fair value (VIE)	497,720	497,720
Receivable for maturity of life settlements (VIE)	5,000	5,000
Fixed assets, net	232	232
Investment in affiliates	2,384	2,384

Total assets	$525,818	$565,818

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Accounts payable and accrued expenses	$2,590	$2,590
Accounts payable and accrued expenses (VIE)	593	593
Other liabilities	359	359
Interest payable—Convertible Notes	2,272	45
8.5% Convertible Notes, net of discount and deferred debt costs (Old Notes)(2)	60,535	1,211
5% Senior Unsecured Convertible Notes Due 2023 (New Notes)(3)	—	72,806
Interest payable—Senior Secured Notes	213	213
15% Senior Secured Notes, net of discount (Old Notes)	29,297	—
8.5% Senior Secured Notes Due 2021 (New Notes)(4)	—	40,000
White Eagle Revolving Credit Facility, at estimated fair value (VIE)	257,085	257,085

Total liabilities	352,944	374,902

Commitments and Contingencies
Stockholders' Equity
Common stock (par value $0.01 per share, 80,000,000 authorized; 29,021,844 issued and 28,413,844 actual;(4) 455,000,000 authorized; 186,521,844 issued and 185,913,844 outstanding, as adjusted)(1)	290	1,865
Preferred stock (par value $0.01 per share, 40,000,000 authorized; 0 issued and outstanding as of March 31, 2017 and December 31, 2016)	—	—
Treasury Stock, net of cost (608,000 shares as of March 31, 2017 and December 31, 2016)	(2,534)	(2,534)
Additional paid-in-capital(6)	307,647	337,572
Accumulated deficit(6)(7)(8)	(132,529)	(145,987)

Total stockholders' equity	172,874	190,916

Total liabilities and stockholders' equity	$525,818	$565,818

BVPS	$6.08	$1.03
# of Shares Outstanding	28,413,844	185,913,844

(1)
Cash and cash equivalents for pro forma was adjusted by $40.0 million to reflect cash from issue of common stock of approximately $15.0 million, issue of Rights Offering Common Stock of approximately $8.0 million, issue of warrant of approximately $8.5 million, issue of New Senior Secured Notes of approximately $10.0 million offset by interest penalty paid for extinguishment of Old Senior Secured Notes of approximately $1.5 million.

(2)
The $1.2 million is shown net of embedded conversion options in the Notes which was separately accounted for under ASC 815 as well as debt issuance cost as required by ASC 835-30.

(3)
The $72.8 million shown is the face value of the New Unsecured Notes offered hereby. However, under ASC 470-20 and ASC 815, the bifurcation of an embedded derivative related to the conversion features of the New Unsecured Notes may be required and, accordingly, the carrying value of the New Unsecured Notes at issuance may be less than the face value of the New Unsecured Notes. Additionally, the amount excludes debt issuance cost as required by ASC 835-30.

(4)
The $40 million shown is the face value of the New Senior Secured Notes offered hereby and does not give effect to debt issuance cost as required by ASC 835-30.

(5)
The number of shares shown as issued and outstanding in the table above excludes:

•
shares of our common stock issuable upon conversion of the New Unsecured Notes offered hereby;

•
an aggregate of 763,594 shares of our common stock issuable upon the exercise of options outstanding as of December 31, 2016, having a weighted-average exercise price of $8.52 per share;

•
an aggregate of 4,240,521 shares of our common stock issuable upon the exercise of warrants outstanding as of December 31, 2016, having a weighted-average exercise price of $14.51 per share;

•
an aggregate of 265,212 shares of our common stock issuable upon the vesting of restricted stock unvested as of December 31, 2016; and

•
up to an aggregate of 2.0 million shares of common stock issuable upon the exercise of warrants to be issued pursuant to the class action litigation settlement with an exercise price of $10.75 and a term of five years.

(6)
The amount shown does not include impact of possible bifurcation of embedded derivative of New Unsecured Notes as required by ASC 470-20 and ASC 815.

(7)
The amount includes approximately $12.2 million associated with early extinguishment of the Old Unsecured Notes and the Old Senior Secured Notes inclusive of embedded derivative discount, debt issuance cost and prepayment penalty of 5% on the Old Senior Secured Notes.

(8)
The amount includes approximately $1.3 million associated with interest Paid in Kind on the Old Unsecured Notes to recognize the face of the New Unsecured Notes.

 Emergent Capital, Inc.

UNAUDITED AND PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR FISCAL YEAR ENDED DECEMBER 31, 2016

	Year Ended December 31,
	2016	Adjusted
	(in thousands, except share and per share data)
Income
Change in fair value of life settlements	864	864
Other income	251	251

Total income	1,115	1,115

Expenses
Interest expense(1)	29,439	30,690
Extinguishment of 8.5% Convertible Notes	—	10,004
Extinguishment of 15% Senior Secured Notes	—	2,203
Extinguishment of Red Falcon Revolving Credit Facility	554	554
Change in fair value of Revolving Credit Facilities	(1,898)	(1,898)
Personnel costs	6,070	6,070
Legal fees	6,427	6,427
Professional fees	7,081	7,081
Insurance	835	835
Other selling, general and administrative expenses	2,036	2,036

Total expenses	50,544	64,002

Income (loss) from continuing operations before income taxes	(49,429)	(62,887)
Benefit for income taxes	—	—

Net income (loss) from continuing operations	$(49,429)	$(62,887)

Discontinued Operations:
Income(loss) from discontinued operations	(260)	(260)
Benefit for income taxes	—	—

Net income (loss) from discontinued operations	$(260)	$(260)

Net income (loss)	$(49,689)	$(63,147)

Basic and diluted income (loss) per share:
Continuing operations	$(1.79)	$(0.34)
Discontinued operations	$(0.01)	$(0.00)

Net income (loss)	$(1.80)	$(0.34)

Weighted average shares outstanding:
Basic and Diluted	27,660,711	185,648,632

(1)
The amount includes approximately $1.3 million associated with interest Paid in Kind on the Old Unsecured Notes to recognize the face of the New Unsecured Notes.

 Emergent Capital, Inc.

UNAUDITED SUMMARY CONSOLIDATED BALANCE SHEETS
FOR FISCAL YEAR ENDED DECEMBER 31, 2016

	December 31, 2016	December 31, 2016
	(Audited)	Adjusted
	(In thousands except share data)
Total assets	$525,818	$565,818

Total liabilities	352,944	374,902
Total stockholders' equity	172,874	190,916

Total liabilities and stockholders' equity	$525,818	$565,818

Book Value Per Share	$6.08	$1.03
Number of Shares Outstanding	28,413,844	185,913,844

 Emergent Capital, Inc.

UNAUDITED SUMMARY CONSOLIDATED STATEMENT OF OPERATIONS
FOR FISCAL YEAR ENDED DECEMBER 31, 2016

	Year Ended December 31,
	2016	Adjusted
	(in thousands, except share and per share data)
Total income	1,115	1,115
Total expenses	50,544	64,002

Income (loss) from continuing operations before income taxes	(49,429)	(62,887)
Benefit for income taxes	—	—

Net income (loss) from continuing operations	$(49,429)	$(62,887)

Discontinued Operations:
Income(loss) from discontinued operations	(260)	(260)
Benefit for income taxes	—	—

Net income (loss) from discontinued operations	$(260)	$(260)

Net income (loss)	$(49,689)	$(63,147)

Basic and diluted income (loss) per share:
Continuing operations	$(1.79)	$(0.34)
Discontinued operations	$(0.01)	$(0.00)

Net income (loss)	$(1.80)	$(0.34)

Weighted average shares outstanding:
Basic and Diluted	27,660,711	185,648,632

Emergent Capital, Inc.
CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES FOR FISCAL YEARS 2012 THROUGH 2016
AND FOR THE QUARTER ENDED MARCH 31, 2017 (ACTUAL AND PRO FORMA)

			For the year ended December 31,
	Proforma 2017	Unaudited 2017	Proforma 2016	2016	2015	2014	2013	2012
Ratio of earnings to fixed charges(1)(2)(3)(4)(5)	—	1.3	—	—	—	—	4.8	—

	Three Months Ended March 31 2017 (pro forma)	Three Months Ended March 31 2017 (actual)
			For the year ended December 31,
			2016	2016	2015	2014	2013	2012
	(amounts in thousands)
Fixed Coverage Ratio:
Add: pre-tax income from continuing operations before adjustment for income or loss from equity investees(3)	$(9,263)	$1,884	$(62,887)	$(49,429)	$(39,099)	$(5,026)	$51,862	$(42,058)
Add: fixed charges	7,535	7,535	30,690	29,439	27,286	16,245	13,664	3,122
Add: amortization of capitalized interest	—	—	—	—	—	—	—	—
Add: distributed income of equity investees	—	—	—	—	—	—	—	—
Add: share of pre-tax losses of equity investees for which charges arising from guarantees are included in fixed charges	—	—	—	—	—	—	—	—
Subtract: capitalized interest	—	—	—	—	—	—	—	—
Subtract: noncontrolling interest in pre-tax income of subdsidiaries that have not incurred fixed charges	—	—	—	—	—	—	—	—

Earnings	$(1,728)	$9,419	$(32,197)	$(19,990)	$(11,813)	$11,219	$65,526	$(38,936)

Fixed Charge Data:
Interest expense and capitalized	7,535	7,535	30,690	29,439	27,286	16,245	13,657	1,255
Amortized premiums, discounts and capitalized expenses related to indebtedness	—	—	—	—	—	—	7	1,867
Estimate of the interest within rental expense	—	—	—	—	—	—	—	—

Total fixed charges	$7,535	$7,535	$30,690	$29,439	$27,286	$16,245	$13,664	$3,122

Ratio of earnings to fixed charges(2)(3)	(0.2)	1.3	(1.0)	(0.7)	(0.4)	0.7	4.8	(12.5)
Earnings Deficiency	$9,263	$—	$62,887	$49,429	$39,099	$5,026	$—	$42,058

11.
Other Modifications

        The Offer to Exchange is amended further as follows:

  a.
  The words "Offer to Exchange" replace the words "Offering Memorandum" everywhere the words "Offering Memorandum" have been used in the Original Offer to Exchange.

  b.
  The following sentence is added as the last sentence of the first paragraph under the heading "Notice to Investors":

    BECAUSE A QUALIFIED INSTITUTIONAL BUYER IS AN ACCREDITED INVESTOR, A QUALIFIED INSTITUTIONAL BUYER MAY ALSO PARTICIPATE IN THE EXCHANGE OFFER, CONSENT SOLICITATION AND RIGHTS OFFERING.

        The Information and Exchange Agent for the Exchange Offer, Consent Solicitation and Rights Offering is:

US Bank, National Association

By facsimile
(for eligible institutions only):
651-466-7367
Confirmation:
651-466-5622
Address:
U. S. Bank National Association
Attn: Corporate Actions
111 Fillmore Avenue
St. Paul, MN 55107-1402

        Any questions or requests for assistance may be directed to the Information and Exchange Agent at the addresses and telephone numbers set forth above. Requests for additional copies of this Supplement No. 1, the Original Offer to Exchange, or the Letter of Transmittal may be directed to the Information and Exchange Agent. Beneficial owners may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offer, Consent Solicitation and Rights Offering.

QuickLinks

  Exhibit (a)(1)(vi)
INFORMATION IN THE ORIGINAL OFFER TO EXCHANGE
AMENDMENTS TO THE OFFER TO EXCHANGE
CONDITIONS OF THE EXCHANGE OFFER, CONSENT SOLICITATION AND RIGHTS OFFERING
Emergent Capital, Inc. UNAUDITED AND PRO FORMA CONSOLIDATED BALANCE SHEETS FOR THE QUARTER ENDED MARCH 31, 2017
Emergent Capital, Inc. UNAUDITED AND PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE QUARTER ENDED MARCH 31, 2017
Emergent Capital, Inc. UNAUDITED SUMMARY CONSOLIDATED BALANCE SHEETS FOR QUARTER ENDED MARCH 31, 2017
Emergent Capital, Inc. UNAUDITED SUMMARY CONSOLIDATED STATEMENT OF OPERATIONS FOR QUARTER ENDED MARCH 31, 2017
Emergent Capital, Inc. UNAUDITED AND PRO FORMA CONSOLIDATED BALANCE SHEETS FOR FISCAL YEAR ENDED DECEMBER 31, 2016
Emergent Capital, Inc. UNAUDITED AND PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS FOR FISCAL YEAR ENDED DECEMBER 31, 2016
Emergent Capital, Inc. UNAUDITED SUMMARY CONSOLIDATED BALANCE SHEETS FOR FISCAL YEAR ENDED DECEMBER 31, 2016
Emergent Capital, Inc. UNAUDITED SUMMARY CONSOLIDATED STATEMENT OF OPERATIONS FOR FISCAL YEAR ENDED DECEMBER 31, 2016